EXHIBIT 10.41
Execution copy
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE OR UNLESS LENDER ESTABLISHES TO THE SATISFACTION OF MAKER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
ENERGY FOCUS, INC.
CONVERTIBLE PROMISSORY NOTE

$500,000.00	December 31, 2009 (“Issuance Date”)
     FOR VALUE RECEIVED, ENERY FOCUS, INC., a Delaware corporation (“Maker” or “Energy Focus”), hereby promises to pay to the order of TLC INVESTMENTS, LLC, a Tennessee limited liability company, and Jami Hall and Robert E. Wilson, Tennessee residents (collectively, the “Lender”) at the address specified in Section 5(g) hereof, or at such other place as Lender may from time to time direct, at the times hereinafter set forth, in lawful money of the United States, the unpaid principal amount of Five Hundred Thousand Dollars ($500,000.00). Maker also promises to pay Lender interest accruing on such unpaid principal amount at a rate equal to the “Wall Street Journal Prime Rate” in effect from time to time as and when announced and reported in the Journal and at www.bankrate.com plus two percent (2%) (the “Rate”) in accordance with the terms and provisions of this Convertible Promissory Note (this “Note”), provided that no interest shall accrue or be payable following any notice pursuant to Section 1(b) of this Note unless an Event of Default (as hereinafter defined) shall have occurred and is continuing.
     This Note is made pursuant to the Member Interest Purchase Agreement between Maker and Lender signed on December 29, 2009 and is secured by (1) a Security Agreement between Maker and Lender (the “Security Agreement”) and (2) a Member Interest Pledge Agreement between Maker and Lender (the “Pledge Agreement”).
SECTION 1. PAYMENTS
          (a) Principal and Interest. The entire outstanding principal balance of this Note, together with all accrued interest thereon, will be due and payable on June 30, 2013 (the “Maturity Date”).
          (b) Prepayments. Except as otherwise indicated in this Note, this Note may not be prepaid at any time prior to the Maturity Date without at least sixty (60) days written notice to Lender and/or the written consent of Lender. Maker shall not have the right to prepay this Note and/or to give notice of intent to prepay prior to the time that Lender’s conversion rights mature pursuant to Section 3 hereof.
          (c) Application of Payments. All payments made by Maker under this Note shall be applied first to any costs or charges payable under this Note, second to accrued interest on the Note and the remainder shall be applied to principal.
          (d) Cancellation of Note. Upon payment in full of the principal balance of this Note and any charges, costs and accrued interest thereon, this Note will be automatically cancelled and Maker’s payment obligations hereunder will be extinguished.
          (e) Special Fee. If the reported closing price of a share of Common Stock of Energy Focus on the national securities exchange, or on the automated quotation system of a registered securities association, on which the shares of Common Stock are traded, shall not be equal to or greater than $2.00 for at least twenty (20) trading days between June 30, 2010 and June 30, 2013, then Maker shall pay Lender an additional fee of $500,000.00 on the Maturity Date.
SECTION 2. OTHER PAYMENT TERMS
          (a) Waivers. Maker hereby waives presentment, demand for payment, notice of non-payment, protests, notice of protests, notice of dishonor and all other notices in connection with this Note. No waiver by Lender shall be deemed to have been made unless such waiver is in writing and signed by Lender. Lender reserves the right to waive or refrain from waiving any right or remedy under this Note. No delay or omission on the part of Lender in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.
          (b) Default. Upon and after the occurrence of an Event of Default (as hereinafter defined), Lender, in addition to any other remedies available at law or in equity, or under the Security Agreement or the Pledge Agreement, shall have the right without presentment, notice or demand of any kind to (i) accelerate this Note and to declare all of the obligations of Maker under this Note immediately due and payable and/or (ii) to convert the Note in accordance with the terms of Section 3.
          (c) Event of Default. For purposes of this Note, an “Event of Default” occurs if: (a) the Maker does not make the payment of the principal of, and interest on, this Note when the same becomes due and payable, and such failure continues for the period and after the notice specified below; (b) the Maker fails to comply with any of its other obligations under this Note, and such failure continues for the period and after the notice specified below; (c) the Maker, pursuant to or within the meaning of any Bankruptcy Law as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Maker in an involuntary case; (B) appoints a Custodian of the Maker or for all or substantially all of its property; or (C) orders the liquidation of the Maker, and the order or decree remains unstayed and in effect for 90 days; (d) the Maker shall default under any Senior Indebtedness; (e) the Maker shall redeem any class of capital stock junior to the Note; (f) the Maker shall sell substantially all of its assets; (g) a Change in Control of the Maker shall occur; or (h) Maker shall have an uncured default under the Member Interest Purchase Agreement of even date.
     As used in this Section 2, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     A default under clause (a) or (b) in Section 2(c) above is not an Event of Default until the Holder notifies the Maker of such default and the Maker does not cure it within ten (10) days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a “Notice of Default.”
     As used in this Section 2, a “Change in Control” shall be deemed to have occurred if and when: (i) any person or group of persons acting in concert shall have acquired ownership of or the right to vote or to direct the voting of shares of capital stock of the Maker representing thirty percent (30%) or more of the total voting power of the Maker; or (ii) the Maker shall have merged into or consolidated with another corporation, or merged another corporation into the Maker, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Maker prior to that merger or consolidation.
SECTION 3. CONVERSION OF NOTE.
          (a) Conversion. Lender shall have the right to convert the principal of the Note, in whole but not in part, into Five Hundred Thousand (500,000) shares of common stock of the Maker at any time during the period commencing on June 30, 2010 and ending on the Maturity Date. Upon conversion, any and all accrued interest and other costs shall be immediately due and payable in cash.
          (b) Conversion Procedure. In order to convert this Note into common stock of Maker, the Holder must (i) complete and sign the Notice of Conversion attached hereto as Exhibit C, (ii) surrender the Note to the Maker, and (iii) furnish appropriate endorsements and transfer documents if so requested by the Maker. The conversion date will be the date all of the foregoing requirements have been satisfied.
          (c) Issuance of Conversion Shares. Upon the occurrence of a conversion pursuant to Section 3(b), Lender shall surrender this Note at the office of Maker. Thereupon, there shall be issued and delivered to Lender share certificate(s) or other document(s) representing the number of Conversion Shares into which this Note was convertible on the date of conversion.
          (d) Registration Rights. The Holder shall have Registration Rights, as set forth on Exhibit A.
SECTION 4. REPRESENTATIONS OF MAKER
     Maker hereby represents and warrants to Lender as of the Issuance Date:
          (a) Organization, Qualifications and Power. Maker is a Delaware corporation and its certificate of registration is in full force and effect. Maker has all requisite power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted and to issue, sell and deliver this Note.
          (b) Authorization. The execution and delivery by Maker of this Note and the performance by Maker of its obligations hereunder have been duly authorized by all requisite limited liability company action.
          (c) Validity. This Note has been duly executed and delivered by Maker and constitutes the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general as may from time to time be in effect and the exercise by courts of equity powers or their application of public policy.
SECTION 5. MISCELLANEOUS
          (a) Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by Maker herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (b) Severability. If any term, covenant or provision contained in this Note, or the application thereof to any Person or circumstance, shall be determined to be void, invalid, illegal or unenforceable to any extent or shall otherwise operate to invalidate this Note, in whole or part, then such term, covenant or provision only shall be deemed not contained in this Note; the remainder of this Note shall remain operative and in full force and effect and shall be enforced to the greatest extent permitted by law as if such clause or provision had never been contained herein or therein; and the application of such term, covenant or provision to other Persons or circumstances shall not be affected, impaired or restricted thereby.
          (c) Captions. The captions or headings at the beginning of any paragraph or portion of any paragraph in this Note are for the convenience of Maker and Lender and for purpose of reference only and shall not limit or otherwise alter the meaning of the provisions of this Note.
          (d) Interest Computation. All interest payable pursuant to this Note will be computed on the basis of a 365-day year for the actual number of days elapsed. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Maker.
          (e) Usury Savings Clause. It is the intention of the parties hereto to comply with applicable state and federal usury laws from time to time in effect. Accordingly, notwithstanding any provision to the contrary in this Note or any other document related hereto, in no event (including, but not limited to, prepayment or acceleration of the maturity of any obligation) will this Note or any such other document require the payment or permit the collection or receipt of interest in excess of the highest lawful rate. If under any circumstance whatsoever, any provision of this Note or of any other document pertaining hereto will provide for the payment, collection or receipt of interest in excess of the highest lawful rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Lender will ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would exceed the highest lawful rate shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Maker to Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Maker. In determining whether or not the interest paid or payable with respect to any indebtedness of Maker to Lender, under any specified contingency, exceeds the highest lawful rate, Maker and Lender will, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness (including any extension or renewal) so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event that the maturity of this Note is accelerated. If at any time the Rate exceeds the highest lawful rate, then the rate at which interest shall accrue hereunder shall automatically be limited to the highest lawful rate, and shall remain at the highest lawful rate until the total amount of interest accrued hereunder equals the total amount of interest that would have accrued but for the operation of this sentence. Thereafter, interest shall accrue at the Rate unless and until the Rate again exceeds the highest lawful rate, in which case the immediately preceding sentence shall apply.
          (f) Governing Law. This Note shall in all respects be governed by, and construed and interpreted in accordance with, the internal substantive laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.
          (g) Notices. Any notice, request or other communication required or permitted hereunder will be in writing and be deemed to have been duly given (a) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (b) one business day after being sent by a nationally recognized overnight courier service or (c) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

If to Maker:	Energy Focus, Inc.
32000 Aurora Road
Solon, Ohio 44321
Attention: Mr. Joseph G. Kaveski
Chief Executive Officer
Facsimile: 440.848.8561

If to Lender:	TLC Investments, LLC
1244 Gallatin Pike South
Madison, Tennessee 37115
Attention: Ms. Jami Hall
President
Facsimile: 615.883.0988
          (h) Waiver of Jury Trial. MAKER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER RELATED DOCUMENTS OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

ENERGY FOCUS, INC.
By:	/s/ Joseph G. Kaveski
	Name:	Joseph G. Kaveski
	Title:	Chief Executive Officer

EXHIBIT A
Registration Rights
     The following terms in Exhibit A shall have the following meanings:
“Company” shall mean Energy Focus, Inc.

“Investor” shall mean TLC Investments, LLC.

“Registerable Securities” shall mean the Conversion Shares.

“Transaction Documents” shall mean the Convertible Promissory Note.
     Section 1.1. Shelf Registration.
(a)	As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a “shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. If for any reason (including, without limitation, the Commission’s interpretation of Rule 415) the Commission does not permit all of the Registrable Securities to be included in such Registration Statement, then the Company shall prepare and file with the Commission one or more separate Registration Statements with respect to any such Registrable Securities not included with the initial Registration Statements, as soon as allowed under SEC Regulations and is commercially practicable. The Registration Statement shall be on a Form S-3; in the event Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith and (ii) attempt to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires the Investor to be named as an “underwriter”, the Company shall use its commercially reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter”. The Investor shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have her counsel comment on any written submission made to the SEC with respect thereto, and to have such comments relayed to the SEC with the consent of the Company, not to be unreasonably withheld. No such written submission shall be made to the SEC to which the Investor’s counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) with the consent of the Investor’s counsel, not to be unreasonably withheld, agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name the Investor as an “underwriter” in such Registration Statement without the prior written consent of the Investor (collectively, the “SEC Restrictions”). No liquidated damages shall accrue on or as to any Cut Back Shares until such time as the Company is able, using commercially reasonable efforts, to effect the filing of an additional Registration Statement with respect to the Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date, all of the provisions of this Agreement (including the liquidated damages provisions) shall again be applicable to the Cut Back Shares; provided, however, that for such purposes, references to the Filing Date shall be deemed to be the Restriction Termination Date.

(b)	The Company shall use its best efforts to cause each Registration Statement filed hereunder to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date, (ii) the date when all Registrable Securities covered by such Registration Statement have been sold publicly, or (iii) the date on which the Registrable Securities are eligible for sale without volume limitation within a three-month period pursuant to Rule 144 or any successor thereto (the “Effectiveness Period”). The Company shall notify the Investor in writing promptly (and in any event within one Business Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

(c)	As promptly as possible, and in any event no later than the Post-Effective Amendment Filing Deadline, the Company shall prepare and file with the Commission a Post-Effective Amendment. The Company shall use its best efforts to cause the Post-Effective Amendment to be declared effective by the Commission as promptly as possible after the filing thereof. The Company shall notify the Investor in writing promptly (and in any event within one Business Day) after receiving notification from the Commission that the Post-Effective Amendment has been declared effective.

(d)	If the Company issues to the Investor any Common Stock pursuant to the Transaction Documents that is not included in the initial Registration Statement, then the Company shall file an additional Registration Statement covering such number of shares of Common Stock on or prior to the Filing Date and shall use it best efforts, but in no event later than the Required Effectiveness Date, to cause such additional Registration Statement to be declared effective by the Commission.

(e)	The Registration Statement shall not include any securities other than the Registrable Securities without the prior written consent of the Investor.
     Section 1.2. Registration Process. In connection with the registration of the Registrable Securities pursuant to Section 1.1, the Company shall:
(a)	Prepare and file with the Commission the Registration Statement and such amendments (including post effective amendments) to the Registration Statement and supplements to the prospectus included therein (a “Prospectus”) as the Company may deem necessary or appropriate and take all lawful action such that the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and that the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.;
(b)	Comply with the provisions of the Securities Act with respect to the Registrable Securities covered by the Registration Statement until the end of the Effectiveness Period;
(c)	Prior to the filing with the Commission of the Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to the Investor and reflect in such documents all such comments as the Investor (and her counsel) reasonably may propose and furnish to the Investor and her legal counsel identified to the Company (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (ii) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities;
(d)	(i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions as the Investor reasonably requests, (ii) prepare and file in such jurisdictions such amendments (including post effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(e)	As promptly as practicable after becoming aware of such event, notify the Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to the Investor as the Investor may reasonably request;

(f)	As promptly as practicable after becoming aware of such event, notify the Investor (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

(g)	Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investor of his Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

(h)	Make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the Effective Date of the Registration Statement, an earnings statement of the Company and its Subsidiary complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;

(i)	In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post effective amendment to the Registration Statement such information as the underwriters reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post effective amendment;

(j)	Make reasonably available for inspection by the Investor, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by the Investor or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its Subsidiary, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any nonpublic information shall be kept confidential by the Investor and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Investor and the other parties entitled thereto by one firm of counsel designated by and on behalf of the majority in interest of the Investor and other parties;

(k)	In connection with any offering, make such representations and warranties to the Investor and to the underwriters if an underwritten offering, in form, substance and scope as are customarily made by a company to underwriters in secondary underwritten offerings;

(l)	In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the underwriters;

(m)	Cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates shall, if required under the terms of this Agreement, be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request and maintain a transfer agent for the Common Stock;

(n)	Use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed or qualified for trading on the principal Trading Market, if any, on which the Common Stock is traded or listed on the Effective Date of the Registration Statement; and

(o)	Unless and to the extent that such Plan of Distribution requires modification due to inaccuracy due to changes in the plan of distribution of Investor, or due to a change in SEC regulations, to use the Plan of Distribution attached hereto as Exhibit B in each Prospectus and Registration Statement.

     Section 1.3. Obligations and Acknowledgements of the Investor. In connection with the registration of the Registrable Securities, the Investor shall have the following obligations and hereby make the following acknowledgements:
(a)	It shall be a condition precedent to the obligations of the Company to include the Registrable Securities in the Registration Statement that the Investor (i) shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and (ii) shall execute such documents in connection with such registration as the Company may reasonably request. At least five Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor (the “Requested Information”) if the Investor elects to have any of its Registrable Securities included in the Registration Statement. If at least two Business Days prior to the anticipated filing date the Company has not received the Requested Information from the Investor, then the Company may file the Registration Statement without including any Registrable Securities of the Investor and the Company shall have no further obligations under this Agreement to the Investor after such Registration Statement has been declared effective. If the Investor notifies the Company and provides the Company the information required hereby prior to the time the Registration Statement is declared effective, the Company will file an amendment to the Registration Statement that includes the Registrable Securities of the Investor; provided, however, that the Company shall not be required to file such amendment to the Registration Statement at any time less than five Business Days prior to the Effectiveness Date.

(b)	The Investor agrees to cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Investor has notified the Company in writing of her election to exclude all of its Registrable Securities from such Registration Statement;

(c)	The Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 1.2(e) or 1.2(f), the Investor shall immediately discontinue her disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1.2(e) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession (other than one copy of any documents not filed with the SEC for evidentiary purposes), of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; and
     Section 1.4. Expenses of Registration. All expenses (other than underwriting discounts and commissions and the fees and expenses of the Investor’s counsel) incurred in connection with registrations, filings or qualifications pursuant to this

Agreement, including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.
     Section 1.5. Accountant’s Letter. If the Investor proposes to engage in an underwritten offering, the Company shall deliver to the Investor, at the Company’s expense, a letter dated as of the effective date of each Registration Statement or Post-Effective Amendment thereto, from the independent public accountants retained by the Company, addressed to the underwriters and to the Investor, in form and substance as is customarily given in an underwritten public offering, provided that such seller has made such representations and furnished such undertakings as the independent public accountants may reasonably require;
     Section 1.6. Indemnification and Contribution
(a)	Indemnification by the Company. The Company shall indemnify and hold harmless the Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each Person who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 1.2(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

(b)	Indemnification by Investor. The Investor agrees, as a consequence of the inclusion of any of her Registrable Securities in a Registration Statement to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use therein or (B) the use by the Investor of an outdated Prospectus from and after receipt by the Investor of a notice pursuant to Section 1.2(e), and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Investor shall not be liable under this Section 1.6(b) for any amount in excess of the net proceeds paid to the Investor in respect of Registrable Securities sold by it.

(c)	Notice of Claims, etc. Promptly after receipt by a Person seeking indemnification pursuant to this Section 1.6 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the Person against whom indemnification pursuant to this Section 1.6 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out of pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the

Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party (other than that the Indemnified Party is entitled to be indemnified by the Indemnifying Party), or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in the preceding sentence, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment or contain any admission of wrongdoing.

(d)	Contribution. If the indemnification provided for in this Section 1.6 is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.6(d) were determined by pro rata allocation (even if the Investor or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 1.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	Limitation on Investor’s Obligations. Notwithstanding any other provision of this Section 1.6, in no event shall the Investor have any liability under this Section 1.6 for any amounts in excess of the dollar amount of the proceeds actually received by the Investor from the sale of Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.

(f)	Other Liabilities. The obligations of the parties under this Section 1.6 shall be in addition to any liability which such party may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 1.6 shall be in addition to any liability which such Indemnified Person may otherwise have to any other party. The remedies provided in this Section 1.6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.
     Section 1.7. Rule 144. With a view to making available to the Investor the benefits of Rule 144 or any successor thereto, until the shares are eligible for sale without volume limitations, the Company agrees to use its best efforts to:
(i)	comply with the provisions of paragraph (c)(1) of Rule 144 or any successor thereto; and

(ii)	file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144 or any successor thereto.
     Section 1.8. Common Stock Issued Upon Stock Split, etc. The provisions of this Agreement shall apply to any shares of Common Stock or any other securities issued as a dividend or distribution in respect of the Conversion Shares.

EXHIBIT B
Plan of Distribution
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     - an exchange distribution in accordance with the rules of the applicable exchange;
     - privately negotiated transactions;
     - short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and
     - a combination of any such methods of sale.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

EXHIBIT C
NOTICE OF CONVERSION
[To be completed and signed only upon conversion of Note]
The undersigned, one of the Lenders of and a holder of the Note, along with all of the other Lenders and holders, hereby irrevocably elects to exercise the right to convert it into 1,500,000 shares of common stock of Energy Focus, Inc. in exchange for the full principal face amount of the Note.

(Name of Lender and holder of Note)

(Address of Lender and holder of Note)

(SSN or EIN of Lender and holder of Note)

Date: ______ ___, 20___	Sign:
(Signature must conform in all respects to name of Lender shown on face of the Note)